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                                                                 EXHIBIT 14(ii)


                   CONSENT OF HOWARD & HOWARD ATTORNEYS, P.C.


We hereby consent to the filing of our opinion as to tax matters, to the use of our name and to the references to our firm under the caption "Experts," included in or made a part of the Form N-14 Registration Statement, File No. 333-44755, filed under the Securities Act of 1933, as amended, of Fountain Square Funds.


                                /s/ HOWARD & HOWARD ATTORNEYS, P.C.
                                -----------------------------------


Bloomfield Hills, Michigan
February 25, 1998